As filed with the Securities and Exchange Commission on October 5, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	74-2692550 (I.R.S. Employer Identification Number)
CLARENDON HOUSE
CHURCH STREET
HAMILTON, BERMUDA
(Address of Principal Executive Offices)
1998 Stock Option and Restricted Stock Plan
(Full Title of the Plan)
VINCENT D. CARSON
C/O HELEN OF TROY L.P.
ONE HELEN OF TROY PLAZA
EL PASO, TEXAS 79912
(915) 225-8000
(Name, address and telephone number of agent for service)
with a copy to:
Daniel W. Rabun
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Registration
Registered (1)	Registered	Share (2)	Price (2)	Fee
Common Stock, par value $0.10 per share	750,000	$20.35	$15,262,500	$1,796.40

(1)	Shares of common stock of Helen of Troy Limited (the “Company”), $0.10 par value per share (the “Common Stock”), being registered hereby relate to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1998 Stock Option and Restricted Stock Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the common stock on the NASDAQ National Market System on September 29, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The 750,000 shares of Common Stock being registered hereby shall be issued under the Amended and Restated Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan, which was amended as of August 2, 2005, to increase the number of shares of Common Stock available for issuance under the 1998 Stock Option and Restricted Stock Plan.
     Pursuant to Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 as filed with Securities and Exchange Commission on November 16, 1998, Registration No. 333-67349, as amended on June 19, 2002, are incorporated by reference herein. The documents listed in (a) through (e) below that we have filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
(a)	The Company’s Annual Report on Form 10-K filed with the SEC on May 16, 2005;

(b)	The Company’s Quarterly Report on Form 10-Q filed with the SEC on July 11, 2005;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on July 14, 2005, June 14, 2005 and May 18, 2005;

(d)	The Company’s Definitive Proxy Statement filed with the SEC on June 15, 2005; and

(e)	The Company’s description of its Common Stock, which is contained in its registration statement filed under the Exchange Act (Registration No. 0-23312), including any amendments or reports filed for the purpose of updating such descriptions.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     None.
Item 7. Exemption From Registration Claimed.
     None.

Item 8. Exhibits.

Exhibit No	Description

4.1	Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2*	Bye-Laws of the Company, as amended.

4.3	Helen of Troy Amended and Restated 1998 Stock Option and Restricted Stock Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on June 15, 2005).

5.1*	Opinion of Conyers Dill & Pearman.

23.1*	Consent of Conyers Dill & Pearman (See Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

* Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 5th day of October, 2005.

HELEN OF TROY LIMITED
By:	/s/ Gerald J. Rubin
Chairman of the Board, Chief Executive
Officer and President (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald J. Rubin Gerald J. Rubin	Chairman of the Board, Chief Executive Officer, President, and Director (Principal Executive Officer)	October 5, 2005

/s/ Gary B. Abromovitz Gary B. Abromovitz	Deputy Chairman of the Board	October 5, 2005

/s/ Thomas J. Benson Thomas J. Benson	Senior Vice-President of Finance and Chief Financial Officer	October 5, 2005

/s/ Richard J. Oppenheim Richard J. Oppenheim	Financial Controller and Principal Accounting Officer	October 5, 2005

/s/ Stanlee N. Rubin Stanlee N. Rubin	Director	October 5, 2005

/s/ Christopher L. Carameros Christopher L. Carameros	Director	October 5, 2005

/s/ Byron H. Rubin Byron H. Rubin	Director	October 5, 2005

/s/ John B. Butterworth John B. Butterworth	Director	October 5, 2005

/s/ Adolpho R. Telles Adolpho R. Telles	Director	October 5, 2005

/s/ Timothy F. Meeker Timothy F. Meeker	Director	October 5, 2005

/s/ Darren G. Woody Darren G. Woody	Director	October 5, 2005

EXHIBIT INDEX

Exhibit No	Description

4.1	Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2*	Bye-Laws of the Company, as amended.

4.3	Helen of Troy Amended and Restated 1998 Stock Option and Restricted Stock Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on June 15, 2005).

5.1*	Opinion of Conyers Dill & Pearman.

23.1*	Consent of Conyers Dill & Pearman (See Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

* Filed herewith.